UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2013

HAMPSHIRE GROUP, LIMITED

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-20201 (Commission File Number)	06-0967107 (I.R.S. Employer Identification No.)

114 W. 41st Street, New York, New York (Address of principal executive offices)	10036 (Zip code)

(864) 231-1200

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01               Entry into a Material definitive Agreement.

Item 2.01               Completion of Acquisition or Disposition of Assets

On June 7, 2013, Hampshire Group, Limited (the “Company”) entered into an Asset Purchase Agreement with Scott James Company, LLC, a Minnesota limited liability company (“Purchaser”), SJ Trademark, LLC, a Minnesota limited liability company (“IP Purchaser”, and collectively with Purchaser, the “Purchasers”) and Scott Kuhlman, the sole member and owner of Purchasers, pursuant to which the Company sold its assets relating to the Scott James clothing brand and line (the “Business”). The assets sold included trademarks and domain names relating to the Business (the “IP Assets”), as well as all retail inventory and other tangible property located in the Boston and Minneapolis store locations, and certain other related assets.

Purchasers will pay/provide the following to the Company: (i) $846,000 which represents the landed duty paid value of all fall 2013 production commitments, provided that such amounts shall be paid under a Three Party Agreement between the Purchaser, Company and Bibby Financial Services (CA), Inc. (“Bibby”), a financial services company that is providing accounts receivable funding to the Purchasers, under which Purchaser shall irrevocably direct Bibby to pay to Company all amounts that Bibby would otherwise remit or make available to Purchaser with respect to the sale of accounts receivables to Bibby in connection with the sale of such fall 2013 productions; (ii) approximately $280,000 representing agreed values for inventory in the Boston and Minneapolis retail locations and certain non-inventory assets, to be paid through a surrender of 50% of retail sales revenues generated from such locations or any other locations that Purchasers open, payable monthly; and (iii) $550,000 for the IP Assets, with $100,000 payable in a lump sum by April 1, 2014 and the remaining $450,000 payable over 54 equal monthly payments of $8,333.33 (beginning July 2013).

The Purchasers assumed balance sheet liabilities of the Business incurred on and after June 1, 2013, the contracts for the real estate leases in Boston and Minneapolis as well as in connection with the Italian operations, liabilities for the consignment accounts as well as certain other liabilities relating to the software and website operations. The Company will provide Purchasers with access to and use of the New York showroom used by the Business for a fee of $6,000 per month on a month to month basis. The Company will continue to have obligations under the leases as a guarantor (and under any other contracts assumed where Company or any of its affiliates have provided a guaranty); the parties have covenanted to use commercially reasonable efforts to replace all such guarantees.

The Company was granted a license to use the “sj by scott james” trademark in agreed upon defined channels. The license term is 10 years with a 10 year renewal period (which renewal will be automatic if annual wholesale sales exceed $3,500,000 in the final year and requiring mutual consent if they do not). Until all of the consideration under (iii) above for the IP Assets is paid, Company will not be required to pay any royalties. Thereafter, there will be a 4% royalty with no annual minimums on all net sales for products using such trademark. There are minimum wholesale sales thresholds (which increase after all of the consideration under (iii) above for the IP Assets is paid) to keep the license in effect.

To secure the payment of the amount described in (ii) above, the Company has a lien on all inventory it is selling to the Purchasers. To secure payment of the amount described in (iii) above, the Company has a lien on the IP Assets sold to the Purchasers as well as the equity of the IP Purchaser. Company, Purchasers and Bibby entered into intercreditor agreements in connection with such security interests.

The Company and Purchasers agreed to share the costs of markdowns from the sale of all pants and jackets for Fall 2013 as follows: first 20% will be absorbed by Purchaser, next 10% by Company, and thereafter split equally, provided that any amounts that Company is to absorb shall only be by way of a setoff of consideration to be paid by Purchasers.

Certain restrictions on Purchasers and the IP Assets will be in place as long as any consideration for the IP Assets remains outstanding. Upon certain events of default, including any failure to pay any portion of the purchase price when due, the IP consideration will become immediately due and payable. The Company also has a right of first refusal if Purchasers desire to sell the IP Assets to a third party during the term of the license and 45 days thereafter.

The Purchasers hired five employees of the Company and Mr. Kuhlman’s employment with the Company was terminated without any severance payment.

Each party made various representations and warranties to the other party; however, the Company’s liability is limited to the amount of the purchase price actually paid to it by the Purchasers.

The foregoing description of the Asset Purchase Agreement is qualified in its entirety by reference to the complete text of the Asset Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this report and is incorporated into this report by reference.

Mr. Kuhlman was the founder of the Business, which was acquired by the Company in 2010. Prior to the current transaction, Mr. Kuhlman was employed by the Company as President and Creative Director of the Business since 2010. The terms of the transaction, including the consideration, were determined by the parties in arm’s length negotiations.

Item 9.01      Financial Statements and Exhibits.

(b)           Pro Forma Financial Information.

The (i) unaudited pro forma condensed consolidated balance sheet of the Company as of March 31, 2013, (ii)

unaudited pro forma condensed consolidated statements of operations of the Company for the three months ended March 30, 2013 and (iii) unaudited pro forma condensed consolidated statements of operations of the Company for the year ended December 31, 2012 are attached hereto as Exhibit 99.1 and are incorporated herein by reference.

(d)     Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of June 7, 2013, by and among Hampshire Group, Limited, Scott James Company, LLC, SJ Trademark, LLC and Scott Kuhlman.

99.1

Pro forma financial information: (i) unaudited pro forma condensed consolidated balance sheet of the Company as of March 31, 2013, (ii) unaudited pro forma condensed consolidated statements of operations of the Company for the three months ended March 30, 2013 and (iii) unaudited pro forma condensed consolidated statements of operations of the Company for the year ended December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAMPSHIRE GROUP, LIMITED

By:	/s/ Paul M. Buxbaum
Name: Paul M. Buxbaum
Title: President and Chief Executive Officer

Dated: June 12, 2013

Exhibit Index

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of June 7, 2013, by and among Hampshire Group, Limited, Scott James Company, LLC, SJ Trademark, LLC and Scott Kuhlman.

99.1

Pro forma financial information: (i) unaudited pro forma condensed consolidated balance sheet of the Company as of March 31, 2013, (ii) unaudited pro forma condensed consolidated statements of operations of the Company for the three months ended March 30, 2013 and (iii) unaudited pro forma condensed consolidated statements of operations of the Company for the year ended December 31, 2012.